UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.     )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ALTERNUS CLEAN ENERGY, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ALTERNUS CLEAN ENERGY, INC.
17 State Street, Suite 4000,
New York City, New York, 10004

To the Stockholders of Alternus Clean Energy, Inc.:

This notice (this “Notice”) and the accompanying Information Statement are being furnished to the stockholders of Alternus Clean Energy, Inc., a Delaware corporation (“Alternus,” the “Company,” “we,” “our,” or “us”), in connection with the corporate actions described below, which were approved by the Company’s Board of Directors (“Board”) and by the holder of a majority of the Company’s voting capital stock, our Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors, Mr. Vincent Browne (the “Majority Stockholder”) by written consent in lieu of meetings executed on June 16, 2026, pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”) and our bylaws (the “Authorizations”):

Item 1:    The approval of an amendment to our Third Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to change the Company’s name to Aedis Energy Inc., in substantially the form attached hereto as Annex A (the “Name Change”).

Item 2: The approval, for purposes of Nasdaq Listing Rule 5635(d), of the potential issuance of shares of our common stock upon conversion of the Series B, C, D and E Convertible Preferred Stock in an amount that may exceed 19.99% of our outstanding common stock or voting power.

Concurrently with the Majority Stockholder written consent, all members of the Board approved the Authorizations by written consent in lieu of a meeting in accordance with the DGCL.

This Information Statement is being furnished to our stockholders of record as of June 16, 2026 in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent. As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act, and the rules and regulations prescribed thereunder, including Regulation 14C. This Information Statement also serves as the notice required by Section 228 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

The actions taken by written consent of the Majority Stockholder will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our voting securities as of the Record Date.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Information Statement is also available at the Securities and Exchange Commission’s website, www.sec.gov.

Dated: August 3, 2026	Sincerely,

/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

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Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the Authorizations.

The consent we have received constitutes the only stockholder approval required under the DGCL, our Certificate of Incorporation and our Bylaws, to approve each of the Authorizations. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

Vote Required

The vote required to approve the above Authorizations was the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding capital stock entitled to vote thereon. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. Each share of Series A Super Voting Preferred Stock is entitled to 10,000 votes (when voting together with our Common Stock). Each share of Series E Convertible Preferred Stock votes on an as-converted basis, subject to the 4.99% beneficial ownership limitation applicable to such Series E Convertible Preferred Stock.

The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote to approve each of the Authorizations, and the transactions contemplated thereby is June 16, 2026 (the “Record Date”). The record date for determining those stockholders of the Company entitled to receive this Information Statement is the close of business on June 29, 2026 (the “Mailing Date”). As of the Record Date, the Company had 600,760,818 votes entitled to be cast, consisting of 724,658 votes attributable to outstanding Common Stock, 36,160 votes attributable to Series E Convertible Preferred Stock (equal to the maximum allowable conversion of 4.99% of total issued Common Stock), and 600,000,000 votes attributable to 60,000 shares of Series A Super Voting Preferred Stock. The Majority Stockholder, holding 75,000 shares of Common Stock and 60,000 shares of Series A Super Voting Preferred Stock, together representing approximately 99.9% of the voting power entitled to vote thereon, executed a written consent authorizing the Corporate Actions. Accordingly, all Corporate Actions were authorized and approved as of the Record Date. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Majority Stockholder held approximately 99.9% of the voting power of the Company as of the Record Date.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other stockholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

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Page
ITEM 1 - AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO AEDIS ENERGY INC.	1
ITEM 2 - APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULE 5635(D), OF THE POTENTIAL ISSUANCE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OF THE SERIES B, C, D AND E CONVERTIBLE PREFERRED STOCK IN EXCESS OF 19.99% OF OUR OUTSTANDING COMMON STOCK OR VOTING POWER	2
ACTIONS AUTHORIZED AND APPROVED	6
DISSENTERS’ RIGHTS OF APPRAISAL	6
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	8
VOTE OBTAINED — DELAWARE LAW	8
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	8
WHERE YOU CAN FIND MORE INFORMATION	8

ANNEX A – FORM OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO AEDIS ENERGY INC.	A-1

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ALTERNUS CLEAN ENERGY, INC.

17 State Street, Suite 4000,
New York City, New York, 10004

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

ITEM 1.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO AEDIS ENERGY INC.

The Amendment to Change our Company Name

On June 16, 2026, our Board and Majority Stockholder approved an amendment to our Certificate of Incorporation (the “Certificate of Amendment”), which amends our Third Amended and Restated Certificate of Incorporation to change our corporate name to Aedis Energy Inc. The text of the Certificate of Amendment is set forth in Annex A attached hereto.

Purpose of Amendment

The Company has been known as "Alternus Clean Energy, Inc." since the closing of its business combination in December of 2023. Since that time, the Company's principal business has been as a utility-scale solar energy operator.

In 2024 and 2025 the Company sold its existing solar parks and entered into a joint venture with Hover Energy LLC, focused on microgrids. The Company intends to expand this microgrid business and enter into other renewable energy platforms, technologies and applications. The Company’s focus is to bridge the gap between emerging energy technologies and high-demand sectors by delivering 24/7 energy solutions that leverage a diverse suite of technologies, including wind, solar, and battery storage.

To better reflect the Company's new emphasis as a specialized energy transition platform, the Board of Directors and stockholders elected to change the Company's name from "Alternus Clean Energy, Inc." to "Aedis Energy Inc.”

General Effect of Amendment

The amendment to the Certificate of Incorporation will become effective twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our voting securities as of the Record Date and upon the filing and effectiveness of the amendment with the Secretary of State of the State of Delaware.

Changing our name will not affect, in any way, the validity or transferability of currently outstanding stock certificates; however, our stockholders may be asked to surrender the stock certificates that they currently hold in exchange for certificates bearing our new name. The cost of changing our name will be immaterial. The name change will become effective under Delaware law upon the effectiveness of the Certificate of Amendment with the Secretary of State of the State of Delaware. Any change to the name under which our common stock is quoted or traded, or to our trading symbol, will be subject to any required processing by FINRA and/or the applicable trading market.

Effectiveness of the Amendment

The amendment to the Certificate of Incorporation will become effective twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our voting securities as of the Record Date and upon the filing and effectiveness of the Certificate of Amendment with the Secretary of State of the State of Delaware.

ITEM 2

APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULE 5635(D), OF THE POTENTIAL ISSUANCE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OF THE SERIES B, C, D AND E CONVERTIBLE PREFERRED STOCK IN EXCESS OF 19.99% OF OUR OUTSTANDING COMMON STOCK OR VOTING POWER

The Approval

On June 16, 2026, our Board and Majority Stockholder approved, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock upon conversion of the Series B, C, D and E Convertible Preferred Stock (together, the “Convertible Preferred Stock”), including issuances at a conversion price of $0.10 per share, subject to adjustment, in an amount that may exceed 19.99% of the outstanding shares of our common stock or voting power outstanding immediately before such issuance.

Purpose of Approval: Nasdaq Rule 5635(d)

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on nasdaq.com) immediately preceding the signing of the binding agreement; and (B) the average closing price of common stock (as reflected on nasdaq.com) for the five (5) trading days immediately preceding the signing of the binding agreement. The approval described in this Item 2 is intended to constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

The Company’s common stock is not currently listed on The Nasdaq Stock Market; however, the Company intends to apply for listing on a national securities exchange. The Company is seeking advance stockholder approval at this time so that, if and when the Company becomes subject to Nasdaq Listing Rule 5635(d) upon such a listing, the Convertible Preferred Stock may be converted without being subject to the Exchange Cap (as defined below). Nasdaq has not provided any formal guidance to the Company regarding the applicability of Rule 5635(d). Because the current effective conversion price of the Convertible Preferred Stock ($0.10 per share for all series) is be below the Minimum Price, and because the number of shares issuable upon conversion of the Convertible Preferred Stock may equal or exceed 20% of the Company’s outstanding common stock or voting power, the Company is seeking stockholder approval of this Item 2 to proactively approve such issuances for purposes of Nasdaq Listing Rule 5635(d) if and to the extent such rule becomes applicable to the Company. Absent such stockholder approval, if the Company becomes subject to Nasdaq Listing Rule 5635(d), the aggregate number of shares of common stock that may be issued upon conversion of the Convertible Preferred Stock may be limited to 19.99% of the outstanding common stock or voting power immediately before the issuance (the “Exchange Cap”), unless and until stockholder approval is obtained. Based on 724,658 shares of common stock outstanding as of the Record Date, 19.99% equals 144,859 shares of common stock. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

Potential Adverse Effects - Dilution and Impact on Existing Stockholders

The issuance of shares of common stock upon the conversion and exercise of the Convertible Preferred Stock will have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the conversion and exercise of the Convertible Preferred Stock. This means also that our current stockholders will own a smaller interest in us as a result of the conversion of the Convertible Preferred Stock and therefore have less ability to influence significant corporate decisions requiring stockholder approval. The issuance of shares of common stock upon the conversion of the Convertible Preferred Stock could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.

As of July 9, 2026, the following shares of Series B, C, D and E are issued and outstanding and the maximum number of common shares that could be issued upon full conversion of each series is as follows:

Preferred Series	Preferred Shares Issued	Maximum Common Shares issuable at current Conversion Price of $0.10 / share
B	21,150	211,500,000
C	6,015	60,150,000
D	9,733	97,330,000
E	684	6,840,000

Series B Convertible Preferred Stock

The Company has declared the formation of an aggregate of up to 21,150 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B”). Each share of Series B has a par value of $0.0001 per share and a face value of $1,000 per share. The Series B has no stated maturity, is not entitled to receive dividends, and is not subject to any sinking fund. The Series B ranks, as to entitlement to receive distributions in the event of any liquidation, dissolution or winding up of the Company, pari passu with the Common Stock. The terms of the Series B are set forth in detail below and in the Certificate of Designation of Series B, filed as part of the Company’s current report on Form 8K filed on October 6, 2025.

Conversion Right.  Each share of Series B converts into a number of fully paid and non-assessable shares of Common Stock equal to the face value of each share ($1,000) divided by the Conversion Price in effect at the time of conversion, at the option of the Holder, at or after the earlier of (i) six months after the Company’s uplisting to a national exchange (the “Uplist”), or (ii) if no Uplist has occurred within the first nine months, then nine months from the Original Issue Date. The Conversion Price is $1.00 per share, subject to adjustment in accordance with the Certificate of Designation. The Series B ranks senior to the Company’s Series A Super Voting Preferred Stock and pari passu with the Company’s common stock with respect to rights upon liquidation.

Adjustments of Conversion Price. If, from the Original Issue Date to December 31, 2026, the Company has issued any shares of Common Stock or convertible preferred stock (or any securities convertible into or exercisable for Common Stock) at a price per share less than the then-effective Conversion Price (the “Original Conversion Price”) of the Series B (a “Dilutive Issuance”), then the Original Conversion Price shall be reduced to the lowest price per share of Common Stock or convertible preferred stock issued during this period. As of December 31, 2025, the Conversion Price was $0.10 per share.

Restriction on Conversion. In no event shall the Holder have the right or the Company be required to convert, as applicable, shares of Series B if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the shareholder for purposes of Section 13(d) of the 1934 Act, would exceed 19.99% of the outstanding shares of the Common Stock following such conversion.

Restriction on Sales. Beginning on the month after the Holder is able to convert the Series B and utilize an exemption under SEC Rule 144, the Holder may sell a maximum amount of Common Shares per month not to exceed the average daily volume of the Company’s common stock in the prior month.

Voting Rights. Each holder of Series B has full voting rights and powers equal to the voting rights and powers of holders of common stock, and for so long as Series B is issued and outstanding, the holders of Series B shall vote together as a single class with the holders of the Company’s common stock and the holders of any other class or series of shares entitled to vote on all such matters equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. (For avoidance of doubt, voting rights are on an ‘as-converted’ basis.)

Series C Convertible Preferred Stock

The Company has declared the formation of an aggregate of up to 12,000 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C”). Each share of Series C shall convert into a number of fully paid and non-assessable shares of Common Stock equal to the value of each share ($1,000) divided by the Conversion Price in effect at the time of conversion, at the option of the Holder, at or after one year from the issuance date. The Conversion Price is $0.10 per share, subject to adjustment in accordance with the Certificate of Designation.

The terms of the Series C are set forth in detail below and in the Certificate of Designation of Series C, filed as part of the Company’s current report on Form 8K filed on March 9, 2026.

Adjustments of Conversion Price. If, from the Original Issue Date to December 31, 2028, the Company has issued any shares of Common Stock or convertible preferred stock (or any securities convertible into or exercisable for Common Stock) at a price per share less than the then-effective Conversion Price (the "Original Conversion Price") of the Series C (a "Dilutive Issuance"), then the Original Conversion Price shall be reduced to the lowest price per share of Common Stock or convertible preferred stock issued during this period.

Restriction on Conversion. In no event shall the Holder have the right or the Company be required to convert, as applicable, shares of Series C if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the shareholder for purposes of Section 13(d) of the 1934 Act, would exceed 19.99% of the outstanding shares of the Common Stock following such conversion.

Restriction on Sales. Beginning on the month after the Holder is able to convert the Series C and utilize an exemption under SEC Rule 144, the Holder may sell a maximum amount of Common Shares per month not to exceed the average daily volume of the Company’s common stock in the prior month

Voting Rights. Each holder of Series C has full voting rights and powers equal to the voting rights and powers of holders of common stock, and for so long as Series C is issued and outstanding, the holders of Series C shall vote together as a single class with the holders of the Company’s common stock and the holders of any other class or series of shares entitled to vote on all such matters equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. (For avoidance of doubt, voting rights are on an ‘as-converted’ basis.)

Dividend Rights. The holders of Series C, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The holders of Series C shall be entitled to receive distributions in the event of any liquidation, dissolution or winding up of the Company pari passu with the Common Stock.

Series D Convertible Preferred Stock:

On March 27, 2026, the board of directors (the “Board”) of the Company declared the formation of an aggregate of up to 20,000 shares of Series D Convertible Preferred Stock, par value $0.0001 per share (“Series D”). The Company has filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware therein establishing the Series D Convertible Preferred Stock and describing the rights, obligations and privileges of the Series D. Concurrently, the Company issued 2,150 shares of Series D to the Purchaser and debt holder on the same date, in book-entry form. The following description of the Series D does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as an Exhibit to our Current Report on Form 8K filed on April 2, 2026.

General. The Series D consists of a total of 20,000 shares authorized and 9,733 shares issued as of the date of this Report. Each share of Series D has a par value of $0.0001 per share and a value of $1,000 per share. The Series D has no stated maturity and is not subject to any sinking fund.

Conversion Right. Each share of Series D shall convert into a number of fully paid and non-assessable shares of Common Stock equal to the value of each share ($1,000) divided by the Conversion Price in effect at the time of conversion, at the option of the Holder, at or after one year from the issuance date. The Conversion Price is $0.10 per share, subject to adjustment in accordance with the Certificate of Designation.

Adjustments of Conversion Price. If, during the period of twelve months from the issuance date, the Company has issued any shares of Common Stock or convertible preferred stock (or any securities convertible into or exercisable for Common Stock) at a price per share less than the then-effective Conversion Price (the "Original Conversion Price") of the Series D (a "Dilutive Issuance"), then the Original Conversion Price shall be reduced to the lowest price per share of Common Stock or convertible preferred stock issued during this period.

Restriction on Conversion. In no event shall the Holder have the right or the Company be required to convert, as applicable, shares of Series D if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the shareholder for purposes of Section 13(d) of the 1934 Act, would exceed 9.99% of the outstanding shares of the Common Stock following such conversion.

Restriction on Sales. Beginning on the month after the Holder is able to convert the Series D and utilize an exemption under SEC Rule 144, the Holder may sell a maximum amount of Common Shares per month not to exceed the average daily volume of the Company’s common stock in the prior month.

Voting Rights. Each holder of Series D has full voting rights and powers equal to the voting rights and powers of holders of common stock, and for so long as Series D is issued and outstanding, the holders of Series D shall vote together as a single class with the holders of the Company’s common stock and the holders of any other class or series of shares entitled to vote on all such matters equal to the number of whole shares of Common Stock into which the shares of Series D Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. (For avoidance of doubt, voting rights are on an ‘as-converted’ basis.)

Dividend Rights. The holders of Series D, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The holders of Series D shall be entitled to receive distributions in the event of any liquidation, dissolution or winding up of the Company pari passu with the Common Stock.

Series E Convertible Preferred Stock:

On March 31, 2026, the board of directors (the “Board”) of the Company declared the formation of an aggregate of up to 20,000 shares of Series E Convertible Preferred Stock, par value $0.0001 per share (“Series E”). The Company has filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware therein establishing the Series E Convertible Preferred Stock and describing the rights, obligations and privileges of the Series E. Concurrently, the Company issued 684 shares of Series E to an accredited debt holder on the same date, in book-entry form. The following description of the Series E does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as an Exhibit to our Current Report on Form 8K filed on April 2, 2026.

General. The Series E consists of a total of 20,000 shares authorized and 684 shares issued as of the date of this Report. Each share of Series E has a par value of $0.0001 per share and a value of $1,000 per share. The Series E has no stated maturity and is not subject to any sinking fund.

Conversion Right. Each share of Series E shall convert into a number of fully paid and non-assessable shares of Common Stock equal to the value of each share ($1,000) divided by the Conversion Price in effect at the time of conversion, at the option of the Holder, at or after the issuance date. The Conversion Price is $0.10 per share, subject to adjustment in accordance with the Certificate of Designation.

Adjustments of Conversion Price. If, during the period of twelve months from the issuance date, the Company has issued any shares of Common Stock or convertible preferred stock (or any securities convertible into or exercisable for Common Stock) at a price per share less than the then-effective Conversion Price (the "Original Conversion Price") of the Series E (a "Dilutive Issuance"), then the Original Conversion Price shall be reduced to the lowest price per share of Common Stock or convertible preferred stock issued during this period.

Restriction on Conversion. In no event shall the Holder have the right or the Company be required to convert, as applicable, shares of Series E if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the shareholder for purposes of Section 13(d) of the 1934 Act, would exceed 4.99% of the outstanding shares of the Common Stock following such conversion.

Piggyback Registration Rights. Each holder of Series E has the right to include the shares of common stock underlying the Series E in any registration statement on SEC Form S-1 that the Company may file.

Voting Rights. Each holder of Series E has full voting rights and powers equal to the voting rights and powers of holders of common stock, and for so long as Series E is issued and outstanding, the holders of Series E shall vote together as a single class with the holders of the Company’s common stock and the holders of any other class or series of shares entitled to vote on all such matters equal to the number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. (For avoidance of doubt, voting rights are on an ‘as-converted’ basis.)

Dividend Rights. The holders of Series E, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The holders of Series E shall be entitled to receive distributions in the event of any liquidation, dissolution or winding up of the Company pari passu with the Common Stock

The conversion of our outstanding Series B, Series C, Series D and Series E Convertible Preferred Stock into shares of common stock, and the down-round anti-dilution protections contained in the certificates of designation governing such preferred stock, could result in significant dilution to holders of our common stock and may adversely affect the market price of our common stock.

As of the date of this Report, we have outstanding 21,150 shares of Series B Convertible Preferred Stock (the "Series B"), 6,015 shares of Series C Convertible Preferred Stock (the "Series C"), 9,733 shares of Series D Convertible Preferred Stock (the "Series D"), and 684 shares of Series E Convertible Preferred Stock (the "Series E"). Each series is convertible into shares of our common stock at the option of the holder, at a conversion price that is subject to downward adjustment upon certain dilutive issuances

Specifically, the certificates of designation governing the Series B, Series C, Series D and Series E each contain standard "down-round" protection and standard anti-dilution provisions, pursuant to which the applicable conversion price is automatically reduced to the lowest price per share at which the Company issues common stock or convertible securities during specified adjustment periods. The Series B conversion price is subject to adjustment through December 31, 2026; the Series C conversion price is subject to adjustment through December 31, 2028; and the Series D and Series E conversion prices are each subject to adjustment for twelve months from their respective issuance dates. As a result of dilutive issuances that have occurred since the original issuance of each series, the effective conversion prices may have been, or may in the future be, reduced significantly below the original conversion prices set forth in the applicable certificates of designation.

The face value of the outstanding convertible preferred stock is substantial. Each share of Series B has a face value of $1,000, with an original conversion price of $1.00 per share (subject to downward adjustment). Each share of Series C, Series D and Series E has a value of $1,000, with a conversion price of $0.10 per share (subject to downward adjustment). If all currently outstanding shares of convertible preferred stock were converted at their stated conversion prices (without giving effect to any further downward adjustments or beneficial ownership limitations), the holders would receive an aggregate number of shares of common stock that would substantially exceed the number of shares of common stock currently outstanding, resulting in massive dilution to existing common stockholders.

Although the certificates of designation for each series contain beneficial ownership limitations (19.99% for Series B and Series C, 9.99% for Series D, and 4.99% for Series E) that restrict the number of shares any individual holder may acquire upon conversion at any one time, these limitations do not prevent dilution in the aggregate — they merely limit the pace at which any single holder may convert. Holders may convert in successive tranches over time up to the applicable limits, and multiple holders converting simultaneously could result in significant cumulative dilution.

Furthermore, if the Company issues additional shares of common stock or convertible securities at prices below the then-effective conversion prices during the applicable adjustment periods, the conversion prices will be further reduced, resulting in even greater potential dilution upon conversion. The Company's ongoing need for capital and its history of issuing equity and convertible securities at declining prices increases the likelihood that additional dilutive issuances will occur, triggering further downward adjustments to the conversion prices.

The potential for significant dilution from the conversion of outstanding preferred stock, and the ongoing risk of further downward price adjustments, may depress the market price of our common stock, make it more difficult for us to raise equity capital on favorable terms, discourage new investors from purchasing our common stock, and reduce the value of existing stockholders' investments. In addition, the overhang created by a large number of shares of common stock issuable upon conversion of preferred stock may create downward pressure on our stock price even if no conversions have yet occurred, as the market anticipates future dilution.

Effectiveness of Approval

The stockholder approval described in this Item 2 will become effective twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our voting securities as of the Record Date. No amendment to the Certificate of Incorporation is required to effect this approval.

ACTIONS AUTHORIZED AND APPROVED

The action that was taken by the Company’s Board of Directors and the Majority Stockholder was the authorization and approval of each of the Authorizations.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to either of the Authorizations.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our Common Stock and Series A Super Voting Preferred Stock (which interest does not differ from that of the other holders of our Common Stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock, our Series A Super Voting Preferred Stock and our Series E Convertible Preferred Stock, our outstanding classes of capital stock having the right to vote on this matter, and securities convertible into Common Stock within 60 days of the Record Date, known by us as of the Record Date, by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”) and includes shares of Company voting stock over which a person exercises sole or shared voting or investment power, as well as shares of Common Stock that a person has the right to acquire within 60 days of the Record Date, including upon conversion of preferred stock, subject to any applicable beneficial ownership or conversion limitations. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares listed as beneficially owned by them, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted, and there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

		Number of Shares				Beneficial Ownership
		Beneficially Owned				Percentages
Name and Address of Beneficial Owner(1)	Title	Common Stock	Series A Super Voting Preferred Stock	Series B / E Convertible Preferred Stock		Percent of Common Stock	Percent of Series A Super Voting Preferred Stock	Percent of Series E Convertible Preferred Stock	Percent of Voting Stock(2)

Vincent Browne(3)	CEO	75,000	60,000	-		10.35%	100%	-	99.90%
Taliesin Durant	CLO	25,000	-	-		3.45%	-	-	*	%
Gary Swan	CTO	-	-	-		-	-	-	-%
Larry Farrell	CIO	-	-	-		-	-	-	-%
John P. Thomas	Director	75,000	-	-		10.35%	-	-	*	%
Aaron T. Ratner	Director	15,000	-	-		2.07%	-	-	*	%
Nicholas Parker(4)	Director	15,108	-	-		2.07%	-	-	*	%
Tone Bjornov	Director	15,000	-	-		2.07%	-	-	*	%
Rolf Wikborg	Director	15,000	-	-		2.07%	-	-	*	%
Officers and Directors as a Group (total of 9 persons)		235,108	60,000			32.43%	100.00%	-	99.90%
Greater than 5% Stockholders:
Alternus Energy Group Plc(5)		106,480	-	-		14.69%	-	-	*	%
BVP Investments Limited(6)		53,300	-	-		7.36%	-	-	*	%
Vincent Collins(7)		53,300	-	-		7.36%	-	-	*	%
Hover Energy LLC(8)		29,750	-	21,150	(9)	4.11%	19.99%	100%	*	%
Voting Shareholder on an as converted basis:
3i LP(10)		-	-	684	(11)	-%	4.99%	100%	*	%

*	Less than 1%.
(1)	The address for each individual is Alternus Clean Energy, Inc., 17 State Street, Suite 4000, New York City, New York, 10004.
(2)

Includes a total of 600,760,818 votes entitled to be cast, consisting of 724,658 votes attributable to outstanding Common Stock, 36,160 votes attributable to Series E Convertible Preferred Stock, and 600,000,000 votes attributable to 60,000 shares of Series A Super Voting Preferred Stock.

(3)	75,000 of the shares of common stock are held through VestCo I Corp, a company owned and controlled by Mr. Browne.
(4)	108 of these shares are held through Parker Venture Management, Inc., a company owned and controlled by Mr. Parker.
(5)	Alternus Energy Group Plc, Suite 4 Blanchardstown Corporate Park 2, Blanchardstown, Dublin, Ireland
(6)	D15.BVP Investments Limited, Unit 4 Aspen Court, Bray Road, Cornelscourt, Dublin, Ireland
(7)	Vincent Collins, Beechwood, Roscommon, Co Roscommon, Ireland, F42 FD77.
(8)	Hover Energy, LLC, 5420 LBJ Freeway, Suite 350, Dallas, TX 75240.
(9)

This represents shares of common stock issuable upon conversion of Series B Convertible Preferred Stock, subject to the 19.99% ownership limitation, and such Series B Convertible Preferred Stock can be converted on or after June 30, 2026 (within 60 days of the Record Date).

(10)	3i, LP, 2 Wooster St., 2nd Floor, New York, NY 10013.
(11)

This represents 684 shares of Series E Convertible Preferred Stock, which votes on an as-converted basis subject to the maximum ownership limitation of 4.99% of total issued Common Stock, or 36,160 shares of Common Stock.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the authorization and approval of either of the Authorizations, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the authorization and approval of the Authorizations.

VOTE OBTAINED — DELAWARE LAW

Section 228 of the DGCL generally provides that any action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and successfully obtained, written consent of the Majority Stockholder.

As of the Record Date, there were 600,760,818 votes entitled to be cast, consisting of 724,658 votes attributable to outstanding Common Stock, 36,160 votes attributable to Series E Convertible Preferred Stock (equal to the maximum allowable conversion of 4.99% of total issued Common Stock), and 600,000,000 votes attributable to 60,000 shares of Series A Super Voting Preferred Stock. On the Record Date, the Majority Stockholder, holding in the aggregate approximately 99.9% of the voting power entitled to vote thereon, voted for the Authorizations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this Information Statement and in the Company’s other filings with the SEC.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly and without charge, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may send a request to receive separate copies of information statements, annual reports, and proxy statements to the Company at the following address: Alternus Clean Energy, Inc., 17 State Street, Suite 4000, New York City, New York, 10004 or by calling (212) 739-0727. Any security holders sharing an address who now receive multiple copies of the Company’s information statements, annual reports, and proxy statements, and who wish to receive only one copy of these materials per household in the future should also contact the Company by mail or telephone as instructed above.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

THIS INFORMATION STATEMENT IS DATED AUGUST 3, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

You should rely only on the information provided in this Information Statement. We have not authorized any person to provide information other than that provided herein.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

By Order of the Board of Directors:

Dated: August 3, 2026	Sincerely,

/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

ANNEX A

FORM OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
CHANGE THE COMPANY’S NAME

Alternus Clean Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.

Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2.	This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.	Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

Article I of the Charter is hereby amended and restated to read as follows:

Section 1. Name. The name of the Corporation is “Aedis Energy Inc.”

4.	This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on [*].

Annex

A-1